Exhibit 24.1

POWER OF ATTORNEY

Each of the undersigned Directors of XPEL, Inc., a Nevada corporation (the “Company”), hereby constitutes and appoints Ryan L. Pape and Barry Wood, and each of them, his or her true and lawful attorneys-in-fact and agents, with full and several power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, to sign one or more Annual Reports for the Company’s fiscal year ended December 31, 2025, on Form 10-K under the Securities Exchange Act of 1934, as amended, and all amendments thereto, each in such form as they or any one of them may approve, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done so that such Annual Report shall comply with the Securities Exchange Act of 1934, as amended, and the applicable Rules and Regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

The undersigned have signed this Power of Attorney this 24th day of February, 2026.

/s/ Stacy L. Bogart
Stacy L. Bogart, Director
/s/ Richard K. Crumly
Richard K. Crumly, Director
/s/ Michael A. Klonne
Michael A. Klonne, Director
/s/ John F. North
John F. North, Director